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EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
netGuru, Inc.:

We consent to the incorporation by reference in Amendment No. 3 to the Registration Statement on Form S-3 (Registration Statement No. 333-100651) and related Prospectus of netGuru, Inc. of (a) our report dated May 30, 2002 relating to the consolidated balance sheet of netGuru, Inc. and subsidiaries as of March 31, 2002, and the related consolidated statements of operations, stockholders' equity and comprehensive loss and cash flows for the years ended March 31, 2002 and 2001, which report appears in Amendment Nos. 1, 2 and 3 to the March 31, 2002 Annual Report on Form 10-KSB of netGuru, Inc., and (b) our report dated May 30, 2002, except as to Note 11, which is as of March 28, 2003, relating to the consolidated balance sheet of netGuru, Inc. and subsidiaries as of March 31, 2002, which report appears in Amendment No. 1 to the Current Report on Form 8-K of netGuru, Inc. for April 1, 2002. We also consent to the reference to our firm under the heading "Experts" in the Prospectus that is part of that Registration Statement.

/s/ KPMG LLP

Orange County, California
May 5, 2003